UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2026

Commission File Number 001-39223

SADOT GROUP INC.

(Exact name of small business issuer as specified in its charter)

Nevada	47-2555533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

295 E. Renfro Street, Suite 209, Burleson, Texas 76028

(Address of principal executive offices)

(832) 604-9568

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SDOT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 9, 2026, Sadot Group Inc. (the “Company”) received a letter (the “Letter”) from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it had failed to comply with Nasdaq Listing Rule 5640 (the “Voting Rights Rule”), but that the Company had subsequently regained compliance with the Voting Rights Rule and that the matter is now closed.

As described in the Letter, on February 11, 2026, the Company entered into a Securities Purchase Agreement (the “Original SPA”) pursuant to which the Company issued 10,000 shares of its newly designated Series A Preferred Stock (the “Preferred Stock”). Under the terms of the Certificate of Designation for the Preferred Stock (the “Certificate”), the Preferred Stock is non-convertible but votes on an as-if-converted basis, with each share initially carrying 14.5255 votes, assuming an effective conversion price of $1.00. Nasdaq determined that this assumed conversion price represented a discount to the market value of the Company’s common stock on the date of the binding agreement, based on trading prices on the days preceding the Original SPA. As a result, Nasdaq concluded that the issuance of the Preferred Stock constituted the issuance of a “super-voting stock” in violation of the Voting Rights Rule, which prohibits the disparate reduction or restriction of the voting rights of existing shareholders of publicly traded common stock through any corporate action or issuance, including the issuance of super-voting stock.

Subsequently, on March 2, 2026, the Company entered into a First Amendment to the Stock Purchase Agreement with Stanley Hills, LLC (the “Amendment”), which reduced the voting rights per share of Preferred Stock to 5.1596 votes. The Company disclosed the Amendment in a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2026.

Based on the Company’s corrective actions through the Amendment and its subsequent disclosures, Nasdaq determined that the Original SPA violated the Voting Rights Rule, but that the Company has now regained compliance with Nasdaq’s rules. Subject to the Company’s compliance with the disclosure requirements set forth in the Letter, Nasdaq has closed the matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SADOT GROUP INC.

	By:	/s/ Chagay Ravid
	Name:	Chagay Ravid
	Title:	Chief Executive Officer

Date: March 13, 2026